Exhibit 99.1

NEWS RELEASE

AUDIT COMMITTEE INVESTIGATION UPDATE

SAN ANTONIO, TEXAS, August 25, 2003–The previously announced Audit Committee investigation originating with allegations concerning Lancer Corporation raised by state and federal lawsuits filed in Atlanta, Georgia against The Coca-Cola Company by former Coca-Cola employee Matthew Whitley is continuing.  The Audit Committee has determined to expand the scope of its investigation to include allegations raised in recent press articles, and has engaged the law firm of Baker Botts L.L.P. as counsel for the expanded investigation.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Contact:	Scott Adams
Lancer Corporation
6655 Lancer Blvd.
San Antonio, Texas 78219
(210) 310-7065